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                                                                     Exhibit 21



                  Subsidiaries of Racing Champions Corporation


         As of the date of the Annual Report on Form 10-K to which this is an exhibit, the subsidiaries of Racing Champions Corporation were as follows:

Name                                         Jurisdiction of Incorporation
----                                         -----------------------------
Racing Champions, Inc.                       Illinois
Racing Champions Limited                     Hong Kong
Racing Champions South, Inc.                 North Carolina
Green's Racing Souvenirs, Inc.               Virginia